CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the following with respect to Post-effective Amendment No. 3 to the Registration Statement (File No. 333-71753) on Form S-6 under the Securities Act of 1933 of Variable Account II of AIG Life Insurance
Company:

      1. The inclusion of our report dated February 3, 2000 relating to our audit of the financial statements of AIG Life Insurance Company as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999.

      2.    The reference to our firm under the heading "Financial Statements."


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Washington, DC

December 29, 2000